UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 16, 2010 (Date of earliest event reported)
Corcept Therapeutics Incorporated (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-50679 (Commission File Number)	77-0487658 (IRS Employer Identification Number)

149 Commonwealth Drive, Menlo Park, CA (Address of principal executive offices)		94025 (Zip Code)
650-327-3270 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 16, 2010, we announced that Steven Lo joined us as our Vice President of Commercial Operations.

Mr. Lo, age 43, brings 15 years of commercial experience in the pharmaceutical and biotechnology industry. For the past 13 years he was employed by Genentech, Inc., a biotechnology company that became a member of the Roche Group in March of 2009, most recently leading that company's endocrinology marketing and sales organization. During Mr. Lo's tenure at Genentech he held a broad range of positions in marketing, sales and managed markets.

Mr. Lo has no family relationships with any other executive officers or any directors of the Company, and has no arrangements or understandings with any other persons (other than with our directors or officers acting solely in their capacities as such) pursuant to which he was selected as an officer. There are no transactions in which Mr. Lo has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Lo's appointment as Vice President of Commercial Operations, pursuant to his employment offer letter, Mr. Lo will receive an initial annual salary of $300,000 and will be eligible to receive a cash bonus at the discretion of senior management and our Board of Directors. At its next meeting on September 24, 2010, our Board of Directors will be asked to approve a stock option grant for Mr. Lo to purchase 400,000 shares of our common stock. The exercise price of these shares will be determined by the closing price of our common stock on the Nasdaq Stock Market on the date of our Board of Directors' approval of the grant. This option will vest over a four year period with 25% vesting on the first annual anniversary of Mr. Lo's date of employment and the remainder vesting at the rate of 2.0834% on each monthly anniversary thereafter until fully vested. The option will expire 10 years from the date of grant. We also entered into a Severance and Change in Control Agreement with Mr. Lo, which provides that, upon involuntary termination without cause or for good reason, regardless of whether it is in connection with a change in control, Mr. Lo will be eligible for 12 months of his then current base salary and continued health insurance coverage for this same period. In addition, the agreement provides for the full vesting of all outstanding equity awards in the event that Mr. Lo's employment is involuntarily terminated without cause or for good reason within 18 months following a change in control.

In connection with Mr. Lo's appointment, we entered into an Indemnification Agreement with Mr. Lo in the same form as has previously been entered into with the Company's other executive officers and directors. The Indemnification Agreement generally requires us to indemnify Mr. Lo against liabilities incurred in the performance of his duties to us to the maximum extent permitted by applicable law. Our standard form of Indemnity Agreement is filed as Exhibit 10.7 to our Quarterly Report on Form 10-Q filed on November 14, 2007.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Corcept Therapeutics Incorporated dated September 16, 2010

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2010	CORCEPT THERAPEUTICS INCORPORATED By: /s/ Caroline M. Loewy Caroline M. Loewy Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Corcept Therapeutics Incorporated dated September 16, 2010